Exhibit 21.1
Subsidiaries of US Airways Group, Inc.
100% owned by US Airways Group, Inc:
Airways Assurance Limited LLC
Organized under the laws of Bermuda
Material Services Company, Inc.
Incorporated under the laws of the State of Delaware
Piedmont Airlines, Inc. (operates under the trade name “US Airways Express”)
Incorporated under the laws of the State of Maryland
PSA Airlines, Inc. (operates under the trade name “US Airways Express”)
Incorporated under the laws of the State of Pennsylvania
US Airways, Inc.
Incorporated under the laws of the State of Delaware
AWHQ LLC (real estate holding company)
Organized under the laws of the State of Arizona (99% owned by US Airways Group, Inc. and 1% owned by US Airways, Inc.)
100% owned by US Airways, Inc.:
America West Holdings, LLC
Organized under the laws of the State of Delaware
America West Airlines, LLC
Organized under the laws of the State of Delaware
100% owned by America West Airlines, LLC:
FTCHP LLC (real estate holding company)
Organized under the laws of the State of Delaware
US Airways Company Store LLC
Organized under the laws of the State of Arizona